Package Review           12/10/99
                                                            Date

Employees's Name              Mike Ridgway

Job Title                     Deputy Chairman

Team/Cost Center              Management

Responsible to                Board

Start Date with company

Last review carried out       1/4/98     Next review date advised as     1/4/99

This review to be effective   1/8/99     Next review date proposed       1/4/00


                              CURRENT PACKAGE     NEW PACKAGE    % CHANGE           VARIABLE SPLIT
A.   Full time Position

     Base Salary                 129,000                                        Current        Proposed
                              ----------          -----------    ----------     ----------     -----------
     Vehicle Amount               30,000                                             %Prod           %Prod
                              ----------          -----------    ----------     ----------     -----------
     Sub Total                   159,000                                             %Team           %Team
                              ----------          -----------    ----------     ----------     -----------
     Vehicle Allowance            48,000                                            %KPI            %KPI
                              ----------          -----------    ----------     ----------     -----------
TOTAL                            207,000                                        Products:
                              ----------          -----------    ----------     --------------------------
Company Car provided          [  ] Yes or No [  ]    [  ] Yes or No [  ]        Team:
                                                                                --------------------------

Company car (if applicable)
-----------------------------------------         ------------------------------

-----------------------------------------         ------------------------------

Fuel Card Provided            [  ] Yes or No [  ]    [  ] Yes or No [  ]


B.   Part Time Position

     Hourly rate              ----------          -----------    ----------

     Hours to be worked       ----------          -----------    ----------


C.   Contract Position

     Contract rate                 --                  100.00
                              ----------          -----------    ----------
     Hours                                          as agreed
                              ----------          -----------    ----------
     Contract period                                 on-going
                              ----------          -----------    ----------


REASONS FOR PROPOSED CHANGE TO PACKAGE:







 /s/ R. Justice                   (MB.R)
------------------------   ------------------------   ------------------------
CHANGES PROPOSED BY        CHANGES APPROVED BY        CHANGES ACCEPTED BY

     (Personnel to advise the proposer of acceptance, or changes and then retain a copy of this document & return the original to the employee to sign and return, [or provide a Package Review Letter for the employee to sign and return] for the personnel files)

[  ] Comacc   [  ] Emp. Notes     [  ] File      [  ] Excel Doc.

[  ] Financial Ctrl      [  ] Backpay